Exhibit 24.2
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Margaret C. Whitman, Rajiv Dutta, Michael R. Jacobson and Douglas Jeffries, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Margaret C. Whitman	President, Chief Executive Officer and Director

Rajiv Dutta	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Douglas Jeffries	Vice President and Chief Accounting Officer (Principal Accounting Officer)

Pierre M. Omidyar	Founder, Chairman of the Board and Director

Fred D. Anderson	Director

Edward W. Barnholt	Director

Philippe Bourguignon	Director

/s/ Scott D. Cook Scott D. Cook	Director	December 1, 2005

William C. Ford, Jr.	Director

Signature	Title	Date

Robert C. Kagle	Director

Dawn G. Lepore	Director

Richard T. Schlosberg, III	Director

Thomas J. Tierney	Director